                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported):  May 28, 2003


                            PARKWAY PROPERTIES, INC.
            --------------------------------------------------------
               (Exact Name of registrant as specified in charter)

          Maryland                      1-11533                  74-2123597
-----------------------------   ------------------------   ---------------------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
of incorporation)                                           Identification No.)

                          One Jackson Place Suite 1000
                             188 East Capitol Street
                                 P.O. Box 24647
                             Jackson, MS 39225-4647
             ------------------------------------------------------
                    (Address of principal executive offices)

                                 (601) 948-4091
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



--------------------------------------------------------------------------------
           Former name or former address, if changed since last report


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ITEM 5.  OTHER EVENTS.

      The historical ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated is as follows:

                                               Three Months               Years Ended December 31,
                                                  Ended
                                              March 31, 2003     2002      2001     2000     1999     1998
                                             ----------------
Ratio of Earnings to Fixed Charges and            1.65           1.51      1.44     1.65     1.74     1.94
Preferred Stock Dividends


      For purposes of calculating the above ratios, earnings represent net income from our consolidated statements of operations, as adjusted for fixed charges and dividends on preferred stock. Fixed charges represent interest expense from our consolidated statements of operations. The ratios are based solely on historical financial information and no pro forma adjustments have been made thereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

      (12)     Statements regarding Computation of Ratios.


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2003

                                            PARKWAY PROPERTIES, INC.
                                                   (Registrant)


                                            By:    /s/ Marshall A. Loeb
                                               ---------------------------------
                                                   Marshall A. Loeb
                                                   Chief Financial Officer


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Exhibit Index

Exhibit No.           Description
-----------           -----------
(12)                  Statements regarding Computation of Ratios.